Exhibit 99.1

Greg Parker
Investor Relations
210.220.5632
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
July 27, 2016

CULLEN/FROST REPORTS SECOND QUARTER RESULTS

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported second quarter 2016 results. The company’s net income available to common shareholders for the second quarter of 2016 was $69.5 million, compared to $71.1 million in the second quarter 2015. On a per-share basis, net income was $1.11 per diluted common share, compared to $1.11 per diluted common share reported a year earlier for the second quarter of 2015. Returns on average assets and common equity were 0.99 percent and 9.70 percent, respectively, compared to 1.03 percent and 10.34 percent, respectively, for the same period a year earlier.

For the second quarter of 2016, net interest income on a taxable-equivalent basis increased 4.6 percent to $230.2 million, compared to the $220.1 million reported for the same quarter of 2015. Average loans for the second quarter of 2016 increased $278.4 million, or 2.5 percent, to $11.5 billion, from the $11.3 billion reported for the second quarter a year earlier. Average deposits for the quarter were $24.0 billion compared to $23.7 billion reported for last year's second quarter.

“Frost has emerged from the challenges of recent quarters in a good position because of the approach we take to underwriting business and working with customers,” said Cullen/Frost Chairman and CEO Phil Green. “Our provision for loan losses has declined by 68 percent from the last quarter and our non-performing assets were cut in half.

“Our second quarter results show that by sticking to our core principles, Frost continues to address the challenges facing our industry,” Green said. “In the second quarter, Cullen/Frost increased its cash dividend to $.54 per common share. That was the 23rd consecutive year that the dividend was increased.

“Frost continues to lead the industry in customer service. For the seventh consecutive year, Frost has received the highest ranking in customer satisfaction in Texas in the J.D. Power Retail Banking Satisfaction Study.”

For the first six months of 2016, net income available to common shareholders was $136.2 million, or $2.18 per diluted common share, compared to $141.2 million, or $2.22 per diluted common share, for the first six months of 2015. Returns on average assets and average common equity for the first six months of 2016 were .97 percent and 9.62 percent, respectively, compared to 1.02 percent and 10.34 percent for the same period in 2015.

Noted financial data for the second quarter of 2016 follows:

•
The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios were 11.90 percent, 12.73 percent and 14.36 percent at June 30, 2016, respectively, and continue to be in excess of well-capitalized levels. The tangible common equity ratio was 8.23 percent at the end of the second quarter of 2016, compared to 7.60 percent for the same quarter last year. The tangible common equity ratio, which is a non-GAAP financial measure, is equal to end-of-period shareholders’ equity less preferred stock, goodwill and intangible assets divided by end-of-period total assets less goodwill and intangible assets. Our current capital ratios exceed Basel III fully phased-in requirements.

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Net-interest income on a taxable equivalent basis for the second quarter of 2016 totaled $230.2 million, an increase of 4.6 percent, compared to $220.1 million for the same period a year ago. The net interest margin was 3.57 percent for the second quarter of 2016, a 10 basis point increase over the 3.47 percent reported for the second quarter of 2015 and a one basis point decrease from the 3.58 percent reported for the first quarter of 2016. A shift in the mix of earning assets to higher yielding assets, such as, loans and investments and the Federal Reserve's 25-basis-point rate increase in December positively affected the net interest margin compared to a year ago.

•
Non-interest income for the second quarter of 2016 totaled $78.0 million, a decrease of $965,000, or 1.2 percent, compared to $79.0 million reported for the second quarter of 2015. This decrease resulted in part due to insurance commissions and fees down $770,000 to $9.4 million for the second quarter of 2016. Trust and investment management fees at $26.0 million were also down $451,000, or 1.7 percent, from the second quarter of 2015. Oil and gas fees were down $318,000 and estate fees were down $226,000. Investment fees were flat when compared to the second quarter last year.

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Non-interest expense was $179.4 million for the second quarter, up $6.2 million, or 3.6 percent, compared to the $173.2 million reported for the second quarter a year earlier. Total salaries rose $1.5 million, or 1.9 percent, to $78.1 million, and were impacted by an increase in the number of employees and normal annual merit and market increases. Net occupancy expense rose $1.8 million, or 11.0 percent, mostly due to the impact of new financial centers combined with One Frost, the company's new operations and support center. Furniture and equipment was up $2.3 million, or 14.9 percent, and also impacted by the new financial centers and One Frost. Also, software maintenance expense increased $848,000 compared to the second quarter of 2015.

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For the second quarter of 2016, the provision for loan losses was $9.2 million, and net charge-offs were $21.4 million. That compares with $28.5 million and $2.5 million, respectively, for the first quarter of 2016. For the second quarter of 2015, the provision for loan losses was $2.9 million, and net charge-offs were $2.0 million. The allowance for loan losses as a percentage of total loans was 1.29 percent at June 30, 2016, compared to 0.94 percent at the end of the second quarter 2015 and 1.40 percent at the end of the first quarter of 2016. Non-performing assets were $89.5 million at the end of the second quarter 2016, compared to $52.4 million at the end of the second quarter of 2015 and $180.0 million at the end of the first quarter of 2016.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, July 27, 2016, at 10 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-800-944-6430. Digital playback of the conference call will be available after 2 p.m. CT until midnight Sunday, July 31, 2016 at 855-859-2056 with Conference ID # of 49359277. The call will also be available by webcast at the URL listed below and available for playback after 2 p.m. CT. After entering the Web site, www.frostbank.com, scroll down to the bottom of the home page. Under Company Information, click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $29.0 billion in assets at June 30, 2016. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	The ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2016		2015
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$190,502	$189,724	$186,139	$186,981	$182,809
Net interest income (1)	230,158	229,173	225,649	225,553	220,131
Provision for loan losses	9,189	28,500	34,000	6,810	2,873
Non-interest income:
Trust and investment management fees	26,021	25,334	26,289	25,590	26,472
Service charges on deposit accounts	19,865	20,364	20,686	20,854	20,033
Insurance commissions and fees	9,360	15,423	12,398	11,763	10,130
Interchange and debit card transaction fees	5,381	5,022	5,075	5,031	4,917
Other charges, commissions and fees	10,069	9,053	8,981	10,016	10,113
Net gain (loss) on securities transactions	—	14,903	(107)	(52)	—
Other	7,321	6,044	9,833	10,176	7,317
Total non-interest income	78,017	96,143	83,155	83,378	78,982

Non-interest expense:
Salaries and wages	78,106	79,297	78,247	79,552	76,633
Employee benefits	17,712	20,305	15,970	16,210	17,339
Net occupancy	18,242	17,187	16,800	17,380	16,429
Furniture and equipment	17,978	17,517	16,904	16,286	15,649
Deposit insurance	4,197	3,657	3,667	3,676	3,563
Intangible amortization	619	664	766	816	849
Other	42,591	40,532	41,045	41,649	42,777
Total non-interest expense	179,445	179,159	173,399	175,569	173,239
Income before income taxes	79,885	78,208	61,895	87,980	85,679
Income taxes	8,406	9,429	3,657	12,130	12,602
Net income	71,479	68,779	58,238	75,850	73,077
Preferred stock dividends	2,015	2,016	2,016	2,016	2,015
Net income available to common shareholders	$69,464	$66,763	$56,222	$73,834	$71,062

PER COMMON SHARE DATA
Earnings per common share - basic	$1.12	$1.07	$0.90	$1.18	$1.12
Earnings per common share - diluted	1.11	1.07	0.90	1.17	1.11
Cash dividends per common share	0.54	0.53	0.53	0.53	0.53
Book value per common share at end of quarter	48.22	45.94	44.30	44.32	43.17

OUTSTANDING COMMON SHARES
Period-end common shares	62,049	61,984	61,982	62,282	63,180
Weighted-average common shares - basic	61,960	61,929	62,202	62,629	63,119
Dilutive effect of stock compensation	538	150	648	690	832
Weighted-average common shares - diluted	62,498	62,079	62,850	63,319	63,951

SELECTED ANNUALIZED RATIOS
Return on average assets	0.99%	0.96%	0.78%	1.04%	1.03%
Return on average common equity	9.70	9.55	8.07	10.73	10.34
Net interest income to average earning assets (1)	3.57	3.58	3.43	3.48	3.47

(1) Taxable-equivalent basis assuming a 35% tax rate

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2016		2015(1)
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$11,537	$11,498	$11,371	$11,362	$11,259
Earning assets	26,183	25,943	26,409	25,979	25,597
Total assets	28,240	28,081	28,555	28,065	27,675
Non-interest-bearing demand deposits	9,617	10,059	10,539	10,262	9,950
Interest-bearing deposits	14,405	13,897	13,916	13,836	13,741
Total deposits	24,022	23,956	24,455	24,098	23,691
Shareholders' equity	3,025	2,958	2,907	2,875	2,902

Period-End Balance:
Loans	$11,584	$11,542	$11,487	$11,359	$11,401
Earning assets	26,789	26,298	26,431	26,224	25,565
Goodwill and intangible assets	662	663	663	664	665
Total assets	28,976	28,400	28,566	28,340	27,780
Total deposits	24,287	24,157	24,344	24,324	23,841
Shareholders' equity	3,137	2,992	2,890	2,905	2,872
Adjusted shareholders' equity (2)	2,855	2,813	2,776	2,771	2,789

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$149,714	$161,880	$135,859	$110,373	$106,607
As a percentage of period-end loans	1.29%	1.40%	1.18%	0.97%	0.94%

Net charge-offs:	$21,355	$2,479	$8,514	$3,044	$1,974
Annualized as a percentage of average loans	0.74%	0.09%	0.30%	0.11%	0.07%

Non-performing assets:
Non-accrual loans	$85,130	$177,455	$83,467	$55,452	$50,053
Restructured loans	1,946	—	—	—	—
Foreclosed assets	2,375	2,572	2,255	2,778	2,381
Total	$89,451	$180,027	$85,722	$58,230	$52,434
As a percentage of:
Total loans and foreclosed assets	0.77%	1.56%	0.75%	0.51%	0.46%
Total assets	0.31	0.63	0.30	0.21	0.19

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	11.90%	11.82%	11.37%	11.57%	11.70%
Tier 1 Risk-Based Capital Ratio	12.73	12.66	12.38	12.61	12.74
Total Risk-Based Capital Ratio	14.36	14.39	13.85	13.96	14.06
Leverage Ratio	8.13	7.96	7.79	7.91	8.07
Equity to Assets Ratio (period-end)	10.82	10.54	10.12	10.25	10.34
Equity to Assets Ratio (average)	10.71	10.53	10.18	10.24	10.49

(1) Certain items in prior financial statements have been reclassified to conform to the current presentation in connection with the adoption of a new accounting standard that requires unamortized debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability.

(2) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Six Months Ended
	June 30,
	2016	2015
CONDENSED INCOME STATEMENTS

Net interest income	$380,226	$363,512
Net interest income (1)	459,331	436,834
Provision for loan losses	37,689	11,035
Non-interest income:
Trust and investment management fees	51,355	53,633
Service charges on deposit accounts	40,229	39,810
Insurance commissions and fees	24,783	24,765
Interchange and debit card transaction fees	10,403	9,560
Other charges, commissions and fees	19,122	18,554
Net gain (loss) on securities transactions	14,903	228
Other	13,365	15,647
Total non-interest income	174,160	162,197

Non-interest expense:
Salaries and wages	157,403	152,705
Employee benefits	38,017	37,566
Net occupancy	35,429	31,510
Furniture and equipment	35,495	31,183
Deposit insurance	7,854	7,176
Intangible amortization	1,283	1,743
Other	83,123	82,867
Total non-interest expense	358,604	344,750
Income before income taxes	158,093	169,924
Income taxes	17,835	24,684
Net income	140,258	145,240
Preferred stock dividends	4,031	4,031
Net income available to common shareholders	$136,227	$141,209

PER COMMON SHARE DATA
Earnings per common share - basic	$2.19	$2.23
Earnings per common share - diluted	2.18	2.22
Cash dividends per common share	1.07	1.04
Book value per common share at end of quarter	48.22	43.17

OUTSTANDING COMMON SHARES
Period-end common shares	62,049	63,180
Weighted-average common shares - basic	61,945	63,107
Dilutive effect of stock compensation	387	760
Weighted-average common shares - diluted	62,332	63,867

SELECTED ANNUALIZED RATIOS
Return on average assets	0.97%	1.02%
Return on average common equity	9.62	10.34
Net interest income to average earning assets (1)	3.58	3.44

(1) Taxable-equivalent basis assuming a 35% tax rate

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Six Months Ended
	June 30,
	2016	2015(1)
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$11,517	$11,167
Earning assets	26,063	25,711
Total assets	28,164	27,805
Non-interest-bearing demand deposits	9,838	9,956
Interest-bearing deposits	14,151	13,846
Total deposits	23,989	23,801
Shareholders' equity	2,991	2,899

Period-End Balance:
Loans	$11,584	$11,401
Earning assets	26,789	25,565
Goodwill and intangible assets	662	665
Total assets	28,976	27,780
Total deposits	24,287	23,841
Shareholders' equity	3,137	2,872
Adjusted shareholders' equity (2)	2,855	2,789

ASSET QUALITY ($ in thousands)
Allowance for loan losses:	$149,714	$106,607
As a percentage of period-end loans	1.29%	0.94%

Net charge-offs:	$23,834	$3,970
Annualized as a percentage of average loans	0.42%	0.07%

Non-performing assets:
Non-accrual loans	$85,130	$50,053
Restructured loans	1,946	—
Foreclosed assets	2,375	2,381
Total	$89,451	$52,434
As a percentage of:
Total loans and foreclosed assets	0.77%	0.46%
Total assets	0.31	0.19

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	11.90%	11.70%
Tier 1 Risk-Based Capital Ratio	12.73	12.74
Total Risk-Based Capital Ratio	14.36	14.06
Leverage Ratio	8.13	8.07
Equity to Assets Ratio (period-end)	10.82	10.34
Equity to Assets Ratio (average)	10.62	10.43

(1) Certain items in prior financial statements have been reclassified to conform to the current presentation in connection with the adoption of a new accounting standard that requires unamortized debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability.

(2) Shareholders' equity excluding accumulated other comprehensive income (loss).